As filed with the Securities and Exchange Commission on August 29, 2003

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RYDER SYSTEM, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida (State or Other Jurisdiction of Incorporation or Organization)	59-0739250 (I.R.S. Employer Identification No.)

3600 NW 82nd Avenue
Miami, Florida 33166
(Address and Zip Code of Principal Executive Offices)

RYDER SYSTEM, INC. BOARD OF DIRECTORS
STOCK AWARD PLAN
(Full Title of the Plan)

Flora R. Perez, Esq.
Ryder System, Inc.
3600 NW 82nd Avenue
Miami, Florida 33166
(Name and Address of Agent For Service)

(305) 500-3726
(Telephone Number, Including Area Code, of Agent For Service)

Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum
	Amount To Be	Offering Price	Aggregate	Amount of
Title of Securities To Be Registered	Registered (1)	Per Share (2)	Offering Price	Registration Fee(3)

Common Stock ($0.50 par value) (3)	300,000	$28.485	$8,545,500	$691.33

(1)	This registration statement also registers such indeterminate number of additional shares as may become issuable under the Ryder System, Inc. Board of Directors Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected by the registrant.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended. The price is based on the average of the high and low sales price per share of common stock on August 27, 2003, as reported by the New York Stock Exchange.

(3)	Each share of common stock that may be issued under this registration statement will have an attached preferred share purchase right. The preferred share purchase rights are only exercisable upon the occurrence of certain prescribed events, none of which has occurred. Pursuant to Rule 457(i), no registration fee is required with respect to the preferred share purchase rights.

REGISTRATION OF ADDITIONAL SECURITIES

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

     This registration statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 solely for the purpose of registering additional shares of our common stock issuable under the Ryder System, Inc. Board of Directors Stock Award Plan (the “Plan”) at any time and from time to time. On May 7, 1997, we filed a registration statement on Form S-8 (File No. 333-26653) with the Securities and Exchange Commission in order to register shares of our common stock issuable under the Plan. The contents of such earlier registration statement are incorporated by reference into this registration statement.

Item 5. Interests of Named Experts and Counsel

     Certain legal matters with respect to the offering of the shares of common stock registered hereby have been passed upon by Flora R. Perez, Esq., Senior Counsel of the Company.

Item 8.  Exhibits

Exhibit No.	Exhibits

5.1	Opinion of Flora R. Perez, Senior Counsel of Ryder System, Inc. regarding the legality of the common stock being registered.

23.1	Consent of KPMG LLP, Independent Certified Public Accountants.

23.2	Consent of Flora R. Perez, Senior Counsel of Ryder System, Inc. (included in Exhibit 5.1).

24.1	Power of Attorney.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on August 29, 2003.

RYDER SYSTEM, INC

By: /s/ Gregory T. Swienton

Gregory T. Swienton, Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Gregory T. Swienton Gregory T. Swienton	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2003

/s/ Tracy A. Leinbach Tracy A. Leinbach	Chief Financial Officer (Principal Financial Officer)	August 29, 2003

/s/ Art A. Garcia Art A. Garcia	Vice President and Controller (Principal Accounting Officer)	August 29, 2003

/s/ John M. Berra* John M. Berra	Director	August 29, 2003

/s/ Joseph L. Dionne* Joseph L. Dionne	Director	August 29, 2003

/s/ Edward T. Foote II* Edward T. Foote II	Director	August 29, 2003

/s/ David I. Fuente* David I. Fuente	Director	August 29, 2003

/s/ Lynn M. Martin* Lynn M. Martin	Director	August 29, 2003

/s/ Daniel H. Mudd* Daniel H. Mudd	Director	August 29, 2003

/s/ Eugene A. Renna* Eugene A. Renna	Director	August 29, 2003

/s/ Abbie J. Smith* Abbie J. Smith	Director	August 29, 2003

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SIGNATURE	TITLE	DATE

/s/ Hansel E. Tookes II* Hansel E. Tookes II	Director	August 29, 2003

/s/ Christine A. Varney* Christine A. Varney	Director	August 29, 2003

* /s/ Richard H. Siegel Richard H. Siegel Attorney-in-Fact		August 29, 2003

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